Exhibit 10.69

Preface

In order to maintain you/your company’s legal right, please read carefully following content and confirm related issues before signing:

1.	All application materials you/your company providing shall be authentic, complete, legal and validity, neither including fault record false records, misunderstand statements and material omission.

2.	You/your company have read all clauses in the contract carefully, especially the font bold part and completely understood the meaning and legal effect.

3.	Before signing, you /your company have the right to put forward amendment of the contract. You/your company must execute rights and fulfill obligation according to the contract.

4.
In order to protect you/your company’s interest, please inform the Bank within 10 days with written form when you/your company’s domicile, mailing address, contact telephone and business scope, legal representative changed.

5.	Please consult to the Bank when you/your company have questions on the contract and related issues.

Maximum Guarantee Contract

Contract No. SDBNB Maximum Guarantee No.2621202022

Party A (Loaner of the main contract ):ShenZhen Development Bank NingBo Haishu Branch

Address: No.188 Jiefang South Road ,Haishu Zone, Ningbo

Tel: 83863269	Fax: 83863267

Principal: Zhixiong Huang	Title: President of the Bank

Part B( Guarantor): Ningbo Litong Petrochemical Co., Ltd

Certificate Type :	Certificate No.

Address: No. 239 Daqi Shiqiu village ,Beilun Zone

Tel: 86232717	Fax: 86152818

Legal representative: Hongjiao Chen	Title: Director

In order to guarantee execution of the contract (“Main Contract”) between Party A and Ningbo Keyuan Plastics Co., Ltd.(“Loanee”), Party B is willing to be the guarantor of the loanee of the main contract to provide suretyship of joint and several liability to Party B. Through the consensus of Party A and Party B, they sign the contract.

Article1 Scope of Guaranty

Scope of guaranty in the contract is (Chosen with “ √ ”):

☒ SDB ___No. ___of ___ the contract ,the loanee shall bear the entire debt (include contingent liabilities ) principal, interest, compound interest and default interest and the fees for realization of claims. The Maximum amounts (balance) of the debt principal are ___currency (Capitalization) ___.

√ Under SDB NB No. 2621202022   of General Credit limit contract, the loanee shall undertake the entire debt (include contingent liabilities) principal RMB currency (Capitalization) 50Million  among RMB currency (Capitalization)  200Million , and corresponding, interest, compound interest and default interest and the fees for realization of claims. Party A has the right to request should joint and several liability in the scope of guaranty for the debt balance if the debt wasn’t paid completely under the main contract.

☒
Loanee fulfill the debt under the whole main contract which signed from  year   month date to  year month date with Party A. Signing Date should be within above period while Execution Date is not limited in above period. Scope of guaranty of Party B includes loanee’s the entire debt (include contingent liabilities ) principal, interest, compound interest and defaut interest and the fees for realization of claims under the main contract .The maximum balance of above debt principal is ___ Currency(Capitalization)

☒
Under SDB ____ No. ___ of ____contract, the entire unpaid debt principal of loanee is ___Currency(Capitalization) ___ and related interest, compound interest and defaut interest and the fees for realization of claims .

Interest, compound interest and default interest can be calculated according to the agreement of the main contract, through the date the debt is paid off. The fees of realization of claims include but not limited to announcement fees, delivery fees, appraisal fees, counsel fees, court fees, travel fees, valuation fees, auction fees, property preservation fees, enforcement fees ,etc.

Exchange rate of currency excluding RMB to convert based on Party A’ s outstanding exchange rate quotation when happening the specific business.

Article2 Guaranty Period

Guaranty Period in the contract is (Chosen with “ √ ”):

√ Additional 2 years since effective date of the contract to expiry date of execution of any debts in main contract .Guaranty period shall be calculated separately of each specific credit line and if occurs any specific credit extension, guaranty period should extent to additional 2 years since credit extension.

Party A has the right to transfer the claims to the third party by the laws during guaranty period, Party B hereby agreed to continued to bear guaranty liability within the original scope.

Article 3 Loanee transferred the credit line Party A granted to the third party, Party B hereby agreed to shoulder guaranty liability in accordance of the contract for the transferred credit line ,the transferee of credit line and amounts are :

Article 5 The contract is in triplicate, one for Party A, one for Party B, loanee respectively, each one has equal legal effect.

Article 5 Enforcement Notarization

☒ Both parties agree to make enforcement notarization for the contract .

The contract, after both parties handling enforcement notarization, on the condition of Party B doesn’t fulfill or incompletely fulfill obligation according to the contract ,Party A has the right to apply execution certificate from original notary organs and submit to the jurisdictional people’s court(the people’s court which located in the domicile of person subject to enforcement or the place of his property) based on original notarial deed and execution certificate to apply for execution.

√ The contract would never be made enforcement notarization.

Article 7 Guarantee Liability

Party B shall undertake the joint liability for the entire debt ((include contingent liabilities) principal, interest, compound interest and default interest and the fees for realization of claims. When loanee failed to fulfill payment obligation on the due date (including contract expiration and expiration in advance) or other breach matters under the main contract, Party A could request payment both from loanee and Party B. Party B hereby agrees irrevocably granted Party A that Party A could deduct the due claims amount from the Party B’s bank account when loanee failed to fulfill payment obligation on the due date (including contract expiration and expiration in advance).

Whether loanee or the third party offers property security (pledge/mortgage), Party A has the right to request Party B to undertake liability, and needless to handle collateral in advance.

Article 8   Guaranty hereby is independent and won’t affect by guarantee which other guarantors offered.

Article 9 Guaranty hereby is irrecoverable, won’t affect by any agreement or file signed between loanee and any entities, won’t change due to various conditions of the loanee, including bankrupt, unable to pay off, losing business qualification ,rearrangement of article of association and so on.

Article 10 Events and Liability of Default

1.	Events of Default

If had occurred any one of following events, it deemed to be events of Default:

1)	Party B default any obligation under the contract ,or Party B explicitly states or shows with his behaviors that he won’t fulfill any obligation under the contract;

2)
Party B offers related certification and documents or any statement, guaranty and promise to Party A which are unauthentic ,inaccurate , incomplete or refer to false records, misunderstanding statements or material omission;

3)	Party B conceals the real important condition, doesn’t cooperate to investigation, review and examination;

4)
Party B lazily manages and searches the due claims, or transfers his property or other evading debts actions ,such as handling his principal property for free, unreasonable low price and other inappropriate methods;

5)
Party B defaults the other similar contracts (including not limiting credit contract, loan contract, guarantee contract) with Party A or other third parties, or issues debt securities, or enters into suit or arbitration due to argument of the kinds of contracts or securities.

6)	Guaranty is invalid or waived.

7)	Main contract debt is due or acceleration of maturity, debt of Party A is completely or partly being unpaid.

8)	Party A is intent to evade and reject bank claims via related transactions or other methods;

9)	If Party B is an entity:

a)
Party B has material weakness on operation condition, worsens seriously on financial situation ,occurs material lose on finance, reduces assets (includes but not limits losing assets incurred by guaranty), or other financial risks;

b)	Party B suffers administrative penalty, penal sanction or investigations or has potential to suffer administrative penalty and penal sanction due to illegal behaviors in operation;

c)	Party B occurs following conditions: division, merger, acquisition and rearrangement, major assets disposal, assets reduction, liquidation, reconstruction, waiver, bankrupt, close-down, etc.

d)
Party B’s controlling shareholders or actual controllers changed and Party A considered it has endangered or may endanger the claims realization under the main contract or/and the contract; or Party B’s controlling shareholders, actual controllers, legal representative, officers changed, includes but not limited suffering administrative penalty and penal sanction or being investigated and have potential to suffer suffering administrative penalty and penal sanction, proceeding or arbitration, weakness of financial condition, bankrupt or waiver and so on due to illegal behaviors in operation.

e)	The industry of Party B changed adversely and Party A considered it has endangered or may endanger the claims realization under the main contract or/and the contract.

10)	If Party B is an individual:

a)
Party B dropped into any one following changes: disability, unemployment, relocation, job changes ,business changes, etc. , and Party A considered it has affected or may affected his guaranty liability fulfillment .

b)
By the laws, Party B was investigated for criminal responsibility or other enforcement measures or was limited certain right by appropriate body, and Party A considered it has affected or may affected his guaranty liability fulfillment .

c)	Party B 's heirs or legatee waives inheritance, legacy or accepts inheritance, legacy but refuses to continue to bear guaranty liability.

11)	Other related conditions which make Party A to consider has affected or may affected Party B guaranty liability fulfillment.

2.	Liability of Default

When happened events listing above item 1, Party A has the right to take any one or some below measures:

1)
Request Party B to bear guaranty liability and has the right to deduct from Party B’s bank account the entire debts under the main contract (include contingent liabilities ) principal, interest, compound interest and default interest and the fees, including but not limited fees related to credit information, test and notarization and so on ,and fees for realization of claims including legal fees, costs, arbitration fees, travel fees, notice fees, delivery fees, execution fees and so on .

2)	Request Party B to offer new guaranty under the main contract according to Party A’s requirement, including but not limited offering mortgage and pledge.

3)	Request Party B to pay all lose of Party A.

4)	Request Party B’s loanee to bear subrogation by the laws, Party B needs to provide all necessary cooperation and support according to Party A’s requirement, and pays related fees.

5)
Request the People’s court to revoke Party B’s behaviors regarding waives due claims or transfer property for free or with unreasonable low price, Party B needs to provide all necessary cooperation and support according to Party A’s requirement, and pays related fees.

6)	Party A has the right to propose the other remedy measures by the laws and regulations.

Article 11 If the main contract or the special business under the main contract becomes complete invalid or part invalid by the laws due to any reasons, Party B still has the right to request loanee to pay back agreed credit principals and interest and other related costs submitting to appropriate laws. In above condition, the contract’s effective wasn’t being affected, and Party B still burdens guaranty liability for the main contract loanee’s payment liability according to the contract.

Article 12 Party B’s Representations, Warranties, and Covenants

1.
Party B has legal power, right and authorized signature, delivery and fulfillment of the contract. The contract forms effective and binding force agreement to Party B, and impose Party B to execute according to the contract.

2.
When Party B is a corporate, it must be a corporate which established legally in jurisdictions, adapted effectively, had good reputation and had the entire corporate right and the government permission and approval for his current business.

3.	Party B promises that the various application documents are authentic, legal, valid without any false records, misunderstanding statements or material omission.

4.
Party B hereby promises that he will completely fulfill the entire obligation with friendly method under the contract and will never take any actions (including he should performance but not do , or should nonperformance but do) to endanger the claims realization under the contract without obtaining Party A’s written consent in advance.

5.
Party B hereby promises that he will inform Party A within 10 days with written consent if domicile, mailing address, contract telephone and employment status ( or business scope, legal representative) ,etc. changed. On the condition that Party B failed to fulfill above notice obligation, it seemed as being delivery to Party B if Party A mailed related notice, documents with original mailing address.

6.	Party B hereby confirms that he has read, completely learned and understood the whole clauses in the contract, signs the contract to show the real representation.

Article 13 Amendment

1.	With two parties consensus, the contract can be amended or removed with written forms.

2.
When the main contract amended, Party A shall inform Party B timely, Party B agrees and continues to bear guaranty liability jointly and severally. However, when the amendment reduced loanee’s debts status ( including but not limited reduction of debt amounts , shortening of debt priod under the main contracts), Party B shall be considered to agree, therefore, there needles to inform Party B again, and Party B  continues to bear guaranty liability jointly and severally to the amendment.

Article 14 When in the period of continued existing, Party A fulfills the right with tolerant, grace or postponing attitude under the contract for any default or postponing of Party B, and would never reduce, affect or limit Party A’s all right according to the contract and appropriate laws and regulations , which couldn’t be considered permission or approval for any break behaviors , nor the Party A waives the right to take actions for Party B’s current or future nonperformance.

Article 15 Appropriate Laws and Settlement of Dispute

1.	The contract is constructed and interpreted by the laws of the People’s Republic of China.

2.	The dispute of the contract is settled by the agreement of the main contracts.

Article 16 The contract becomes effective after two parties’ signatures ( If the party is nature person ,the contract shall be signed by the party , if the party is corporate or other organization , the contract shall be signed by authorized person or sealed and common seal).

Party A: ShenZhen Development Bank NingBo Haishu Branch (Stamp)

Principal or Entrusted Agent:

February 18, 2012

Party B(Corporate) common seal: Ningbo Litong Petrochemical Co., Ltd(Stamp)

Legal Representative or Entrusted Agents:

February 18, 2012

Party B ( Individual ) in person

Entrusted Agents

       Year       Month       Date